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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-32616 of Merix Corporation on Form S-3 of our report dated June 25, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Portland, Oregon
March 29, 2000